UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Seneca Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	39-4029114
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 Oswego Street
Baldwinsville, New York	13027
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of each class to be so registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ⌧

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-288044

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, $0.01 par value
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities to be registered, reference is made to the sections “Description of Capital Stock of Seneca Bancorp, Inc.” and “Market for the Common Stock” in the Prospectus dated August 12, 2025 (the “Prospectus”), filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which sections are hereby incorporated by reference.  For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to the sections “Restrictions on the Acquisition of Seneca Bancorp, Inc.” and “Description of Capital Stock of Seneca Bancorp, Inc.” contained in the Prospectus, which sections are incorporated herein by reference.

Item 2. Exhibits.

3.1	Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1, initially filed on June 13, 2025, as amended (File No. 333-288044)).

3.2	Bylaws of Registrant (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1, initially filed on June 13, 2025, as amended (File No. 333-288044)).

4	Specimen Certificate for Common Stock (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1, initially filed on June 13, 2025, as amended (File No. 333-288044)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SENECA BANCORP, INC.

Date: October 15, 2025	By:	/s/ Joseph G. Vitale
Joseph G. Vitale
President and Chief Executive Officer